Exhibit 99.1
For Immediate Release
ShopNBC Reports Fiscal Fourth Quarter and Full Year 2009 Results
MINNEAPOLIS, MN — March 16, 2010 — ShopNBC (NASDAQ: VVTV), the premium lifestyle brand in electronic retailing, today announced financial results for its fiscal fourth quarter and full year ended January 30, 2010.
Fourth Quarter Results
Fourth quarter revenues were $155.3 million, a 7.4% increase from the same period last year. The company’s e-commerce sales penetration was 39% of total sales in the quarter, up 690 basis points vs. last year. EBITDA, as adjusted, was a loss of ($1.3) million compared to an EBITDA, as adjusted, loss of ($15.1) million in the year-ago period. Net loss for the fourth quarter was ($8.8) million compared to a net loss of ($43.8) million for the same quarter last year.
Full Year 2009 Results
Net sales for fiscal 2009 were $528 million, a decrease of 7% vs. the previous year. The company’s e-commerce sales penetration for the full year was 33.7%, up 170 basis points vs. last year. Full year EBITDA loss, as adjusted, was ($19.4) million, compared to an EBITDA, as adjusted, loss of ($51.4) million last year. For the fiscal year, the company is reporting a net loss of ($42.0) million compared to a net loss of ($97.8) million in the prior year.
Fourth Quarter Highlights
The company noted several key improvements and developments in the quarter:
Bob Ayd Named President. The company appointed Bob Ayd, a multichannel retailing veteran with more than 30 years of experience, as president of ShopNBC, reporting to CEO Keith Stewart. Mr. Ayd brings an extensive background and proven track record of success to the company, including executive leadership roles at multi-billion-dollar retailers QVC and Macy’s. Most recently, he served as Executive Vice President and Chief Merchandising Officer at QVC (U.S.). At Macy’s, Mr. Ayd held a number of executive leadership positions.
Customers. Customer trends continued to improve with new and active customers up 38% and 32%, respectively, in the fourth quarter vs. the same period last year. For the full year, new and active customers were up 63% and 36% respectively. Return rates for the quarter were 19% vs. 26% in the year-ago quarter, reflecting improvements in delivery time, customer service, product quality, and lower price points. For the full year, return rates were 21% vs. 31% in the previous year.
Gross Profit Margin. For the quarter, gross profit margin was 32.4%, 350 basis points higher compared to last year, driven by merchandise rate improvements in several key categories and favorable mix change. For the full year, gross profit margin was 32.9%, up 70 basis points from the year-ago period.
Net Average Selling Price. The fourth quarter net average selling price was strategically lowered to $96 vs. $139 in the year-ago period. For the full year, the net average selling price was lowered to $108 vs. $176 in the previous year.
Net Shipped Units. In the quarter, net shipped units increased by 54% as lower price points and new merchandise drove increased customer activity. Net shipped units for the full year were up 47% vs. prior year.
Cash and Cash Equivalents Balance. Fourth quarter cash and cash equivalents balance ended at $22.1 million, including $5.1 million of restricted cash. This cash and securities balance is a decrease of $10.4 million vs. the prior quarter driven by the EBITDA loss, capital expenditures, and working capital use. In the fourth quarter, the company entered into a 3-year revolving credit facility for up to $20 million to finance working capital investment and fund other company growth initiatives.
Operating Expenses. Fourth quarter operating expenses decreased $17.4 million year-over-year or 23%. For the full year, operating expenses decreased $56.3 million year-over-year or 21% vs. the prior-year period.
“The fourth quarter proved to be another positive step toward achieving sustained growth and profitability,” said Keith Stewart, ShopNBC’s CEO. “We surpassed the 1 million customer mark. Leading indicators across all fronts continued to trend in the right direction with our Internet business achieving industry-leading e-commerce sales penetration of 39%. As our merchandising strategies continue to take form and be well-received by the customer, we remain excited about the broadening appeal of our business.”
Added Stewart: “I am encouraged by the continued progress made throughout the year to improve ShopNBC’s performance. While we are not providing guidance for 2010, we have clearly defined initiatives in place to further drive sustained sales growth, increased margins, and predictable performance. With a lean cost-structure, I remain confident in our 2010 plans and execution capabilities to deliver on the expectations of the shareholders.”
Conference Call Information
The company has scheduled its conference call for 11 a.m. EST / 10 a.m. CST on Tuesday, March 16, 2010, to discuss the results for the fiscal fourth quarter and full year 2009. To participate in the conference call, please dial 1-888-606-5948 (pass code: SHOPNBC) five to ten minutes prior to the call time. If you are unable to participate live in the conference call, a replay will be available for 30 days. To access the replay, please dial 1-800-945-6332 with pass code 6059802 (keypad: SHOPNBC).
You also may participate via live audio stream by logging on to https://e-meetings.verizonbusiness.com. To access the audio stream, please use conference number 6059802 with pass code: SHOPNBC. A rebroadcast of the audio stream will be available using the same access information for 30 days after the initial broadcast.
About ShopNBC
ShopNBC is a multichannel electronic retailer operating with a premium lifestyle brand. Over 1 million customers benefit from ShopNBC as an authority and destination in the categories of home, electronics, beauty, fashion, jewelry and watches. As part of the company’s “ShopNBC Anywhere” initiative, customers can interact and shop via cable and satellite TV in 75 million homes (DISH Network channels 134 and 228; and DIRECTV channel 316); mobile devices including iPhone, BlackBerry and Droid; online at www.ShopNBC.com; live streaming at www.ShopNBC.TV; and social networking sites Facebook, Twitter, and YouTube. ShopNBC is owned and operated by ValueVision Media (NASDAQ: VVTV). For more information, please visit www.ShopNBC.com/IR.
EBITDA and EBITDA, as adjusted
EBITDA represents net loss for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); non-cash impairment charges and write-downs; restructuring and chief executive officer transition costs; and non-cash share-based compensation expense. The company has included the term “Adjusted EBITDA” in our EBITDA reconciliation in order to adequately assess the operating performance of our “core” television and internet businesses and in order to maintain comparability to our analyst’s coverage and financial guidance, when given. Management believes that Adjusted EBITDA allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies.
Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable and satellite distribution for the company’s programming and the fees associated therewith; the success of the company’s e-commerce and new sales initiatives; the success of its strategic alliances and relationships; the ability of the company to manage its operating expenses successfully; the ability of the Company to establish and maintain acceptable commercial terms with third party vendors and other third parties with whom the Company has contractual relationships; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the company’s operations; and the ability of the company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
###

VALUE VISION MEDIA, INC.
Key Performance Metrics*
(Unaudited)

	Q4			YTD
	For the three months ending			For the twelve months ending
	1/30/2010	1/31/2009%		1/30/2010	1/31/2009%
Program Distribution
Cable FTEs	44,543	43,614	2%	43,927	43,127	2%
Satellite FTEs	30,158	28,843	5%	29,649	28,613	4%

Total FTEs (Average 000s)	74,701	72,457	3%	73,576	71,740	3%

Net Sales per FTE (Annualized)	$8.32	$7.98	4%	$7.17	$7.88	-9%

Customer Counts Year-to-Date
New	168,926	122,311	38%	523,314	321,054	63%
Active	491,814	372,292	32%	1,021,725	753,538	36%

Product Mix
Jewelry	20%	29%		23%	36%
Apparel, Fashion Accessories and Health & Beauty	15%	15%		13%	12%
Computers & Electronics	17%	28%		18%	22%
Watches, Coins & Collectibles	33%	22%		34%	22%
Home & All Other	15%	6%		12%	8%

Net Shipped Units (000s)	1,519	988	54%	4,537	3,088	47%

Average Price Point — net units	$96	$139	-31%	$108	$176	-39%

Return Rate	19.0%	25.9%	-6.9ppt	21.0%	31.2%	-10.2ppt

*	Includes ShopNBC TV and ShopNBC.com only.

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended		For the Twelve Month Periods Ended
	January 30	January 31	January 30	January 31
	2010	2009	2010	2009
Net sales	155,285	$144,526	$527,873	$567,510
Cost of sales	104,929	102,690	354,101	384,761
(exclusive of depreciation and amortization shown below)

Operating expense:
Distribution and selling	47,117	52,303	178,015	214,956
General and administrative	5,173	5,542	18,373	23,142
Depreciation and amortization	3,597	4,486	14,320	17,297
Restructuring costs	1,588	3,794	2,303	4,299
CEO transition costs	65	(32)	1,932	2,681
FCC licence impairment	—	8,832	—	8,832

Total operating expense	57,540	74,925	214,943	271,207

Operating loss	(7,184)	(33,089)	(41,171)	(88,458)

Other income (expense):
Interest income	17	408	382	2,739
Interest expense	(1,600)	—	(4,928)	—
Writedown of auction rate investments	—	(11,072)	—	(11,072)
Gain (loss) on sale of investments	—		3,628	(969)

Total other income (expense)	(1,583)	(10,664)	(918)	(9,302)

Loss before income taxes	(8,767)	(43,753)	(42,089)	(97,760)

Income tax (provision) benefit	(66)	—	91	(33)

Net loss	(8,833)	(43,753)	(41,998)	(97,793)
Excess of preferred stock carrying value over redemption value	—	—	27,362	—
Accretion of redeemable Series A preferred stock	—	(74)	(62)	(293)

Net loss available to common shareholders	$(8,833)	$(43,827)	$(14,698)	$(98,086)

Net loss per common share	$(0.27)	$(1.30)	$(0.45)	$(2.92)

Net loss per common share —assuming dilution	$(0.27)	$(1.30)	$(0.45)	$(2.92)

Weighted average number of common shares outstanding:
Basic	32,442,541	33,649,843	32,537,849	33,598,177

Diluted	32,442,541	33,649,843	32,537,849	33,598,177

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	January 30,	January 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$17,000	$53,845
Restricted cash and investments	5,060	1,589
Accounts receivable, net	68,891	51,310
Inventories	44,077	51,057
Prepaid expenses and other	4,333	3,668

Total current assets	139,361	161,469
Long term investments	—	15,728
Property and equipment, net	28,342	31,723
FCC broadcasting license	23,111	23,111
NBC Trademark License Agreement, net	4,154	7,381
Other Assets	1,246	2,088

	$196,214	$241,500

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,777	$64,615
Accrued liabilities	26,487	30,657
Deferred revenue	728	716

Total current liabilities	85,992	95,988
Deferred revenue	1,153	1,849
Long Term Payable	4,841	—
Accrued Dividends — Series B Preferred Stock	4,681	—
Series B Mandatorily Redeemable Preferred Stock $.01 par value, 4,929,266 shares authorized; 4,929,266 shares issued and outstanding	11,243	—

Total liabilities	107,910	97,837

Commitments and Contingencies

Series A Redeemable Convertible Preferred Stock, $.01 par value, 5,339,500 shares authorized	—	44,191

Shareholders’ equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 32,672,735 and 33,690,266 shares issued and outstanding	327	337
Warrants to purchase 6,022,115 and 29,487 shares of common stock	637	138
Additional paid-in capital	316,721	286,380
Accumulated deficit	(229,381)	(187,383)

Total shareholders’ equity	88,304	99,472

	$196,214	$241,500

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES

Reconciliation of EBITDA, as adjusted, to Net Loss:

	For the Three Month Periods Ended		For the Twelve Month Periods Ended
	January 30	January 31	January 30	January 31
	2010	2009	2010	2009

EBITDA, as adjusted (000’s)	$(1,259)	$(15,078)	$(19,411)	$(51,421)
Less:
Non-operating gains (losses) and equity in income of RLM	—	—	3,628	(969)
FCC license impairment	—	(8,832)	—	(8,832)
Write down of auction rate investments	—	(11,072)	—	(11,072)
Restructuring costs	(1,588)	(3,794)	(2,303)	(4,299)
CEO transition costs	(65)	32	(1,932)	(2,681)
Non-cash share-based compensation	(675)	(931)	(3,205)	(3,928)

EBITDA (as defined) (a)	(3,587)	(39,675)	(23,223)	(83,202)

A reconciliation of EBITDA to net loss is as follows:

EBITDA, as defined	(3,587)	(39,675)	(23,223)	(83,202)
Adjustments:
Depreciation and amortization	(3,597)	(4,486)	(14,320)	(17,297)
Interest income	17	408	382	2,739
Interest expense	(1,600)	—	(4,928)	—
Income taxes	(66)	—	91	(33)

Net loss	$(8,833)	$(43,753)	$(41,998)	$(97,793)

(a)	EBITDA as defined for this statistical presentation represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-operating gains (losses); non-cash impairment charges and writedowns, restructuring and CEO transition costs; and non-cash share-based compensation expense.
     Management has included the term EBITDA, as adjusted, in its EBITDA reconciliation in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance when given. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.